UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2016

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 11, 2016, Fifth Third Bancorp (the “Company”) announced that Marsha Williams has been appointed as the independent, non-executive Board Chair of the Company and Fifth Third Bank. Ms. Williams has been a director of the Company since 2008. The appointment of Ms. Williams will be effective upon the conclusion of the Annual Meeting of Shareholders, which is scheduled to be held on April 19, 2016, and is subject to her election as a director at that meeting. A copy of the press release regarding this appointment is filed with this current report as Exhibit 99.1. Upon the appointment of Ms. Williams as the independent Board Chair, there will be no Lead Director of the Company unless and until the Company’s organizational documents require that the position of Lead Director be filled or the Board otherwise determines to appoint a Lead Director.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press release dated April 11, 2016, relating to the appointment of Marsha Williams as Board Chair of Fifth Third Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

April 11, 2016	/s/ HEATHER RUSSELL KOENIG
Heather Russell Koenig
Executive Vice President, Chief Legal Officer and Corporate Secretary